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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):            May 21, 2001


                          THE COLONIAL BANCGROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                       1-13508                63-0661573
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              One Commerce Street
                           Montgomery, Alabama 36104
                      -----------------------------------
                   (Address of principle executive offices)

                                 (334) 240-5000
                         -----------------------------
                        (Registrant's telephone number)
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Item 7. Financial Statements and Exhibits
        ---------------------------------

        The following exhibit is furnished as Regulation FD Disclosure:

        Exhibit No.   Exhibit
        -----------   --------
        99.1          Presentation Materials

Item 9. Regulation FD Disclosure
        ------------------------

        The Colonial BancGroup, Inc. ("BancGroup") is furnishing this Current Report on Form 8-K with respect to a presentation being made by management of BancGroup on May 21, 2001. In connection with an offering of $150 million in aggregate principal amount of subordinated notes of Colonial Bank. Attached hereto and incorporated herein as Exhibit 99.1 is the text of that presentation. This presentation contains "forward-looking statements" within the meaning of the federal securities laws. The forward-looking statements in the presentation are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the company to realize elements of its strategic plans; including, but not limited to, an inability to maintain asset quality, meet targeted non-performing asset levels, meet targeted returns on assets, increase non-interest income, loan growth, and deposit growth and to develop internal efficiencies; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; (iv) changes which may occur in the regulatory environment; (v) a significant rate of inflation (deflation); and (vi) changes in the securities markets. When used in this presentation, the words "believes," "estimates," "plans," "expects," "should," "may," "might," "outlook," and "anticipates," and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    COLONIAL BANCGROUP

                                                    By:  /s/ W. Flake Oakley, IV
                                                    ----------------------------
                                                    W. Flake Oakley, IV
                                                    its Chief Financial Officer


Date: May 21, 2001